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                              AMENDMENT NO. 1 TO
                       MASTER EQUIPMENT LEASE AGREEMENT

AMENDMENT NO. 1 dated as of April 15, 1999 TO MASTER EQUIPMENT LEASE AGREEMENT (this "Amendment") dated as of June 11, 1997, by and between FINOVA CAPITAL CORPORATION, ASSIGNEE OF FINOVA TECHNOLOGY FINANCE, INC. ("Lessor") and ORTHOVITA, INC. ("Lessee"):

     WHEREAS, Lessor and Lessee entered into a Master Equipment Lease Agreement dated as of June 11, 1997 (the "Master Lease") and into certain Rental Schedules No. 1 through 11 thereunder; and

     WHEREAS, Lessor and Lessee intend to enter into Rental Schedule No. 12, and wish to amend the Master Lease with respect to Rental Schedule No. 12 and any following Rental Schedules;

     In consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows with Respect to Rental Schedule No. 12 and any following Rental Schedules to amend the following sections BELOW:

1.   Primary Term.  Delete section 4 and substitute the following:

     Primary Term.    The Primary Term for each item of Equipment shall commence on the Lease Commencement Date provided for by the Rental Schedule for such Equipment, and unless sooner terminated pursuant to the provisions of this Lease, shall be for the number of months set forth in such Rental Schedule, plus the number of days remaining in any partial month, if the Lease Commencement Date occurs on any day other than the thirtieth or thirty-first day of a month (twenty-eighth day in the case of February). If the Lease Commencement Date occurs on the thirty-first day of a month, the Primary Term shall be for the number of months set forth in such Rental Schedule, plus the number of days from the Lease Commencement Date through the twenty-ninth day of the next following month. If the Lease Commencement Date occurs on the thirtieth day of a month, The Primary Term shall be for the number of months set forth in such Rental Schedule. Notwithstanding the foregoing, the provisions of this Master Lease on indemnification of Lessor by Lessee shall apply between Lessor and Lessee with respect to any Equipment from the time that any order for the Equipment is placed by Lessor.

2. Other Covenants: Section 17 (a) (i) is amended to read: Quarterly interim financial statements within 45 days of the close of each of the first three fiscal quarters of every year certified by the Lessee's Chief Financial Officer and accompanied by a certificate executed by Lessee's Chief Financial Officer to the effect that since the date of the last certificate delivered to Lessor there has been no default under the Master Lease or, if the same cannot be so certified, the reasons surrounding the same.

3.  Option to Renew.  Delete section 21 in its entirety.

4. Purchase Option. Delete section 25(a) through (c) and substitute the following:

    25. Purchase Obligation. Lessee shall be obligated to purchase all items of the Equipment then subject to a Rental Schedule at the expiration of the Primary Term for such items of the Equipment for a purchase price, payable in immediately available funds, equal to the Fair Market Value of such items which Fair Market Value shall equal fifteen percent (15%) of the original Acquisition Cost of the Equipment, plus any applicable sales, excise or other taxes imposed as a result of such sale (other than net income taxes attributable to such sale). Lessor's sale of any item of the Equipment shall
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    be on as "as-is", "where-is" basis, without any representation or warranty by or recourse to Lessor, as provided by the provisions of this Master Lease on disclaimer of warranties, and shall be subject to such additional terms and conditions as may be specified in the Rental Schedule.

5. Definitions. Delete paragraph 5 which references the "Fair Market Value" definition.

6. Definitions. Delete all references to "any and all Renewal Terms" in paragraph 9 "Lease Term" and paragraph 14 "Stipulated Loss Value."

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut (other than the conflicts of laws provisions).

8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Ratification. Except as specifically set forth in or modified by this Amendment, all of the terms, conditions and provisions of the Documents shall remain in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed by their duly authorized representatives this Amendment as of the date first above written.

LESSOR:                                 LESSEE:

FINOVA CAPITAL CORPORATION              ORTHOVITA, INC.


By:    /s/ Barbara Sullivan             By:    /s/ Joseph M. Paiva
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Title: Contract Administrator           Title: Chief Financial Officer
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                                        ATTEST:

                                        By:    /s/ Lisa S. Casel
                                               -----------------------
                                        Title: Controller
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